Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 3 to Form S-4 of Live Oak Acquisition Corp. II of our report dated June 7, 2021, relating to the financial statements of Navitas Semiconductor Limited as of and for the year ended December 31, 2019, which is included within the proxy statement/prospectus. We also consent to the reference to our firm under the caption “Experts”.

/s/ CohnReznick LLP

Los Angeles, California

September 9, 2021